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                                     [LOGO]

                              REINSURANCE AGREEMENT

                      (hereinafter called "this Agreement")

                                  No. MON01 YA

                                     between

                     MONY LIFE INSURANCE COMPANY OF AMERICA

                                Phoenix, Arizona

                    (hereinafter called the "CEDING COMPANY")

                                       and

                     GERLING GLOBAL LIFE REINSURANCE COMPANY

                           of Los Angeles, California

                  (Executive Offices: Toronto, Ontario, Canada)

                      (hereinafter called the "REINSURER")

                            Effective: March 1, 2002

     This Agreement consists of Articles and Exhibits which must be read in conjunction with each other to determine the respective rights and obligations of the contracting parties.

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                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I - BASIS OF AGREEMENT................................................ 2

ARTICLE II - AUTOMATIC REINSURANCE............................................ 2

ARTICLE III - FACULTATIVE PROVISIONS.......................................... 4

ARTICLE IV - PROCEDURES....................................................... 5

ARTICLE V - NOTIFICATION OF REINSURANCE....................................... 5

ARTICLE VI - MINIMUM CESSION.................................................. 5

ARTICLE VII - REINSURANCE PREMIUMS, ALLOWANCES AND PREMIUM TAXES.............. 6

ARTICLE VIII - REINSURANCE ADMINISTRATION AND REPORTS......................... 7

ARTICLE IX - DAC TAX.......................................................... 8

ARTICLE X - CHANGES........................................................... 9

             1. REDUCTIONS AND TERMINATIONS................................... 9
             2. REINSTATEMENTS................................................ 9
             3. CONTINUATIONS................... .............................10
             4. CONVERSIONS...................................................10

ARTICLE XI - RECAPTURE........................................................11

ARTICLE XII - CLAIMS..........................................................12

             1. NOTICE........................................................12
             2. SETTLEMENTS...................................................12
             3. CLAIMS WITHIN CONTESTABLE PERIOD..............................12
             4. LITIGATED CLAIMS..............................................13
             5. EXPENSES......................................................13
             6. MISSTATEMENT OF AGE OR SEX....................................14
             7. EXTRA-CONTRACTUAL DAMAGES ....................................14

ARTICLE XIII - NAIC STATEMENT OF CREDIT.......................................15

ARTICLE XIV - ERRORS AND OMISSIONS............................................15

ARTICLE XV - INSPECTION OF RECORDS............................................16

ARTICLE XVI - INSOLVENCY......................................................16

ARTICLE XVII - OFFSET.........................................................16

ARTICLE XVIII - ARBITRATION...................................................17

ARTICLE XIX - PARTIES TO AGREEMENT............................................18

ARTICLE XX - ASSIGNMENT AND TRANSFER..........................................18

ARTICLE XXI - DURATION OF THE AGREEMENT.......................................19

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ARTICLE XXII - MISCELLANEOUS PROVISIONS.......................................19

ARTICLE XXIII - GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS.......................21

ARTICLE XXIV - EXECUTION OF AGREEMENT.........................................21

        Exhibit A - Business Covered
        Exhibit B - Method of Reinsurance
        Exhibit C - Retention Limits of the CEDING COMPANY
        Exhibit D - Reinsurance Premiums
        Exhibit E - Administration Requirements
        Exhibit F - The CEDING COMPANY's Guaranteed and Simplified Underwriting
                    Guidelines
        Exhibit G - The CEDING COMPANY's Underwriting Requirements
        Exhibit H - The CEDING COMPANY's Binder Agreement

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ARTICLE I - BASIS OF AGREEMENT

1. Reinsurance required by the CEDING COMPANY on the coverages described in Exhibit A will be accepted automatically by the REINSURER subject to the provisions of Article II.

2. The CEDING COMPANY may choose to submit any coverage for facultative review subject to the provisions described in Article III.

3. The method of reinsurance used for the various coverages will be as stated in Exhibit B.

4. All amounts shown in this Agreement are in U.S. dollars. All cessions and payments under this Agreement shall be effected in U.S. dollars.

5. This Agreement, together with all exhibits attached hereto or referenced herein, represents the entire agreement between the CEDING COMPANY and the REINSURER and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.

6. Any alteration to this Agreement shall be null and void unless made by a written amendment to this Agreement and signed by both parties.

7. In no event shall reinsurance under this Agreement be in force and binding unless (i) the underlying insurance is in force, (ii) the marketing, issuance, and delivery of such insurance are in compliance with the laws of all applicable jurisdictions and (iii) the CEDING COMPANY is in compliance with all applicable terms, provisions and conditions of this Agreement.

8. This Agreement shall not apply to any liability of the CEDING COMPANY arising from its participation or membership in any insolvency or insurance guaranty fund.

9. Nothing in this Agreement shall prevent the REINSURER from ceding all or any portion of its liability hereunder to another authorized reinsurer or retrocessionaire.

ARTICLE II - AUTOMATIC REINSURANCE

1. The CEDING COMPANY shall cede and the REINSURER shall automatically reinsure those risks described in Exhibit A that meet the requirements listed in section(2) below.

2.      Requirements for automatic reinsurance:

        a. The CEDING COMPANY will keep its maximum limit of retention per life for the age and risk classification of the insured, as shown in Exhibit C. If the CEDING COMPANY has previous retention on that particular life on a policy currently in force, the maximum retention per life shall be reduced by that amount.

        b. The amount ceded to the REINSURER on the life does not exceed the automatic binding limits shown in Exhibit A.

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        c.      The issue age and mortality rating or its equivalent on a flat extra premium basis of the life does not exceed the limits stated in Exhibit A.

        d. The total insurance already in force on the life in any insurance company plus the insurance currently being applied for, as shown on the application does not exceed the Jumbo Limit as shown in Exhibit A.

        e. The risk has been underwritten by the CEDING COMPANY according to its regular new issue underwriting guidelines, a copy of which guidelines has been provided to the REINSURER pursuant to the "Procedures" Article of this Agreement. The CEDING COMPANY affirms that the underwriting practices it employs are consistent with the customary and usual practices of the life insurance industry as a whole.

        f. For guaranteed issue and simplified issue cases, automatic reinsurance applies only to insurance applications underwritten by the CEDING COMPANY according to its Guaranteed and Simplified Issue Underwriting Guidelines as shown in Exhibit F of this Agreement.

        g. The life has not been offered on a facultative basis to the REINSURER or any other reinsurer.

3. The liability of the REINSURER for automatic reinsurance will be as follows:

        a. Once the policy has been placed, the liability of the REINSURER will begin and end at the same time as that of the CEDING COMPANY, subject to the terms, conditions and limitations stated in this Agreement.

        b. Prior to placement of the policy, and provided the risk meets the automatic requirements, the liability of the REINSURER is limited to:

                1. the CEDING COMPANY's liability under the policy's conditional receipt or temporary insurance agreement, less

                2. the CEDING COMPANY's maximum retention for the age and sex of the insured had it been classified as a standard risk.

                3. In no case shall the REINSURER's liability exceed the automatic binding limit as shown in Exhibit A.

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ARTICLE III - FACULTATIVE PROVISIONS

1. The CEDING COMPANY may submit for facultative consideration any of the coverages described in Exhibit A, that do not qualify for automatic reinsurance, or that the CEDING COMPANY prefers to submit facultatively.

2. To apply for reinsurance on a facultative basis, the CEDING COMPANY will complete and send all the necessary documentation available to the REINSURER in order that the REINSURER may access the case. The REINSURER will immediately examine the papers and promptly make a written offer to the CEDING COMPANY.

3. If the CEDING COMPANY accepts the offer from the REINSURER and the policy is subsequently placed, the CEDING COMPANY shall advise the REINSURER in accordance with Article V- Notification of Reinsurance.

4. All offers of reinsurance made by the REINSURER will automatically terminate one hundred and twenty (120) days from the date on which the offer was made, unless the REINSURER has extended the offer in writing for a further period.

5. The liability of the REINSURER on any facultative reinsurance shall begin and end at the same time as that of the CEDING COMPANY, provided that:

        a. The REINSURER has given the CEDING COMPANY an unconditional offer to reinsure, and

        b. The CEDING COMPANY has notified the REINSURER in writing of its acceptance of such offer.

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ARTICLE IV - PROCEDURES

1. The CEDING COMPANY shall submit to the REINSURER copies of the application form for life insurance, conditional receipt or temporary insurance agreement, policy and rider forms, premium and non-forfeiture value manuals, underwriting guidelines and practices, reserve and cash value tables applicable to the life reinsured, and any other document that might affect the liability of the REINSURER under this Agreement.

2. Any change to the above documents or the underlying insurance, such as contractual provisions or options, premium rates, benefits, underwriting guidelines and practices that have been described to the REINSURER will be communicated to the REINSURER. The REINSURER shall then confirm in writing its agreement with such changes and confirm that it will continue the reinsurance at the same terms or at new reinsurance terms subject to negotiation and mutual agreement.

ARTICLE V - NOTIFICATION OF REINSURANCE

The CEDING COMPANY will advise the REINSURER that it is being bound as follows:

1.      AUTOMATIC REINSURANCE

        The CEDING COMPANY will send a report listing the new business, and renewals, with all the relevant risk identification and reinsurance particulars as shown in the Administration Exhibit.

2.      FACULTATIVE REINSURANCE

        The CEDING COMPANY shall promptly notify the REINSURER in writing that the policy has been placed with all the relevant risk identification and reinsurance particulars.

ARTICLE VI - MINIMUM CESSION

The minimum initial amount per cession ceded under this Agreement will be as stated in Exhibit A. If the net amount at risk of a cession reinsured under this Agreement falls below the Final Reinsurance Limit as stated in Exhibit A, the CEDING COMPANY has the option to cancel such reinsurance.

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ARTICLE VII - REINSURANCE PREMIUMS, ALLOWANCES AND PREMIUM TAXES

1. For each risk ceded the CEDING COMPANY will pay to the REINSURER reinsurance premiums as stated in Exhibit D, annually in advance, less the allowances as stated in Exhibit D.

2. Although the REINSURER anticipates the indefinite continuation of the reinsurance premiums at the rates shown in Exhibit D for all cessions to which these rates apply, it guarantees only that the reinsurance premium rates applicable to the business reinsured under this Agreement will not exceed the greater of:

                (a) the reinsurance premium rates specified in Exhibit D, and

                (b) YRT net premiums at the applicable statutory minimum valuation mortality table and statutory maximum interest rate for the reinsured business.

3. If the CEDING COMPANY increases the mortality charges of the underlying insurance, it shall promptly inform the REINSURER. In this event the REINSURER shall have the right to renegotiate the reinsurance premiums.

4. If the insured's age or sex was misstated and the amount of insurance on the CEDING COMPANY's policy is adjusted after death, the CEDING COMPANY and the REINSURER will share the adjustment in proportion to the amount of liability of each at the time of issue of the policy. The reinsurance premiums will be recalculated for the correct age or sex and new reinsured amount and adjusted without interest. If the insured is still alive, the method above will be adjusted for the future to the amount that would have been correct at issue.

5.      Premium tax reimbursement shall be as stated in Exhibit D.

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ARTICLE VIII - REINSURANCE ADMINISTRATION AND REPORTS

1. The CEDING COMPANY shall administer the reinsurance under this Agreement as described in the Administration Requirements of Exhibit E.

2. Within thirty (30) days following the close of each reporting period, the CEDING COMPANY will submit to the REINSURER the reports specified in the Exhibit E attached to this Agreement, together with a cheque or electronic funds transfer in payment of any balances due the REINSURER as shown on the reports. If the balance is due to the CEDING COMPANY, the REINSURER will pay such amount within thirty (30) days of receipt of the reports.

3. If any reinsurance premium is not paid when due, the REINSURER may terminate the corresponding reinsurance upon sixty (60) days prior written notice to the CEDING COMPANY. The unpaid premiums shall earn interest at the same rate as paid by the CEDING COMPANY on delayed payment of claims, compounded annually, from the due date to the date of payment. However, if all overdue premiums, plus interest, are paid within the notice period, the reinsurance will not terminate.

4. Reinsurance terminated in accordance with the preceding paragraph, may be reinstated by the CEDING COMPANY by paying all overdue premiums, plus interest, within sixty (60) days from the date of termination and provided the policies in question are in force. The REINSURER, however shall not be liable for any claims incurred while the reinsurance was terminated.

5. After termination, the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid reinsurance premiums earned by the REINSURER, less the applicable allowances, plus interest.

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ARTICLE IX - DAC TAX

1. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

2. Pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, the party with the net positive consideration for the Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the Agreement without regard to the general deductions limitation of Section 848(c)(1).

3. The parties agree to exchange information pertaining to the amount of net consideration as determined for the Agreement each year to ensure consistency or as may otherwise be required by the Internal Revenue Service.

4. By May 1 of each tax year, the party administering the business under the Agreement shall submit to the other party its calculation of the net consideration for the preceding calendar year. This calculation shall be accompanied by a statement signed by an officer of the submitting party declaring that this party will report such net consideration in its tax return for the previous calendar year.

5. The other party may contest said calculation by, within thirty (30) days of its receipt of same, providing to the submitting party in writing an alternative calculation. If the other party does not so notify the submitting party, the other party shall report in its tax return for the previous year the net consideration as determined by the submitting party.

6. If the other party contests said calculation, the parties shall act in good faith to reach an agreement on the correct net consideration within thirty (30) days of the date that the other party provides its alternative calculation. Once the parties agree with the net consideration amount, each party shall report such amount in their respective tax returns for the previous calendar year.

7. The parties each represents that it is subject to taxation under subchapter L or subpart F of part III of subchapter N of Chapter I of the Internal Revenue Code of 1986, as amended. The terms used herein are defined by reference to Regulation Section 1.848-2 in effect as of December 29, 1992.

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ARTICLE X - CHANGES

1.      REDUCTIONS AND TERMINATIONS

        a. If the face amount of the insurance with the CEDING COMPANY is reduced, the full amount of the reduction will reduce the reinsurance on the life. If the insurance is terminated, the reinsurance will be terminated as of the same date.

        b. If there is more than one policy on the life, the reinsurance will be first reduced on the reduced or terminated policy and the balance will then reduce the reinsurance on the other in force policies on the life on a chronological basis, with the oldest policy being reduced first.

        c. If the reinsurance has been ceded to more than one reinsurer, the reduction applied to the REINSURER's cession will be in proportion to the reduction in the total reinsurance.

        d. If reinsurance premiums have been paid for the period beyond the reduction or cancellation date, the REINSURER will refund those premiums, less allowances and premium taxes if applicable.

        e. Reductions in the amount of insurance resulting from the application of a non-forfeiture provision, such as extended term insurance (ETI) or reduced paid-up insurance (RPU) will be allocated to the REINSURER in proportion to its share of the amount of insurance prior to the reduction.

2.      REINSTATEMENTS

        a.      AUTOMATIC COVERAGE

                The reinsurance of a policy reinstated by the CEDING COMPANY in accordance with its terms and the CEDING COMPANY's usual reinstatement practices and procedures, shall be automatically reinstated as of the date of reinstatement.

        b.      FACULTATIVE COVERAGE

                Reinstatement of the reinsurance on policies ceded to the REINSURER on a facultative basis will require prior written approval of the REINSURER.

        Upon reinstatement the CEDING COMPANY shall pay to the REINSURER all reinsurance premiums that would have been paid if such reinsurance had not been terminated, plus interest at the same rate charged by the CEDING COMPANY.

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3.      CONTINUATIONS

        a. Continuation will be defined as a change to or a new policy replacing a policy issued earlier by the CEDING COMPANY (the original policy) that:

                1. was issued in compliance with the terms of the original policy, or

                2.      is not subject to new business underwriting, or

                3. does not have a new suicide exclusion or contestable period, or

                4. on which the CEDING COMPANY does not pay a new business commission.

        b. Continuations will be reinsured under this Agreement only if the original policy was reinsured with the REINSURER; the amount of reinsurance for the new or changed policy shall not exceed the amount of reinsurance of the original policy immediately prior to the continuation.

        c. If a new policy is issued, the liability of the REINSURER under the new policy shall begin immediately after the termination of the liability of the REINSURER under the original policy.

4.      CONVERSIONS

        a. If, in accordance with the policy provisions, the plan of insurance of a policy reinsured with the REINSURER is changed from term to permanent life, the reinsurance shall continue with the REINSURER as follows:

                1. If reinsured on a YRT basis, the reinsurance terms on the original plan will apply to the new plan. The reinsurance premiums will be calculated as shown in Exhibit D.

                2. If reinsured on a coinsurance basis, the reinsurance terms will be negotiated and mutually agreed by the CEDING COMPANY and the REINSURER.

        b. The amount reinsured for the new policy shall not exceed that of the original policy immediately prior to the conversion.

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ARTICLE XI - RECAPTURE

1. If the CEDING COMPANY increases its regular retention limits, it has the option of reducing reinsurance under this Agreement, provided it:

        a. applies the increase in retention in a consistent manner to all categories of its regular retention limits;

        b. notifies the REINSURER in writing of its intention to start the recapture process within ninety (90) days after the effective date of the increase in retention; and

        c. reduces all reinsurance eligible for recapture, including any supplementary benefits.

2. If the CEDING COMPANY decides to recapture, then it can recapture those risks where:

        a. the CEDING COMPANY has kept its maximum retention limit on that life for the plan, age and mortality rating at the time the policy was issued as shown in Exhibit C; and

        b. the reinsurance on that risk has been in force with the REINSURER for at least the number of years stated in Exhibit D.

3.      The CEDING COMPANY will effect the recapture as follows:

        a. The CEDING COMPANY will reduce the reinsurance on the policy's next anniversary following the period stated in Exhibit D.

        b. The REINSURER's share of the reduction will be in proportion to its share of the total reinsurance on the person.

        c. The CEDING COMPANY will reduce the reinsurance by an amount equal to the difference between the CEDING COMPANY's new retention per life and the retention in existence at the time the policy was issued or last recaptured.

        d. If there is an active claim for waiver of premium disability on that person, the life reinsurance will be recaptured, but the claim will remain with the REINSURER until it terminates, at which time the disability insurance will also be recaptured.

4. If the CEDING COMPANY overlooks the recapture of any reinsurance and the REINSURER subsequently accepts reinsurance premiums on such reinsurance, the REINSURER will only be liable for the refund of unearned premiums, less any allowances and premium taxes if applicable, without interest.

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ARTICLE XII - CLAIMS

The CEDING COMPANY agrees to act in accord with its standard practices applicable to all claims in enforcing the terms and conditions of the policies and with respect to the administration, negotiation, payment, denial or settlement of any claim or legal proceeding.

1.      NOTICE

        a. The CEDING COMPANY shall promptly notify the REINSURER in writing of each claim for insurance benefits reinsured under this Agreement and send to the REINSURER copies of all claim papers and proofs when requesting payment.

        b. For reinsurance of a risk involving more than one insured individual, the CEDING COMPANY shall notify the REINSURER of each death as soon as possible after it has occurred.

2.      SETTLEMENTS

        a. With respect to a policy reinsured under this Agreement, the REINSURER shall be liable to the CEDING COMPANY for the REINSURER's proportionate share of the reinsured benefits. Payment of reinsurance benefits on a death claim, however, shall be in one lump sum, regardless of the mode of settlement under the policy. The REINSURER shall reimburse the CEDING COMPANY for its share of any interest paid on claims by the CEDING COMPANY. Participation in accrued interest by the REINSURER shall be paid in accordance with the applicable state statutory regulations.

        b. In settlement of liability on a claim for disability waiver of premium benefits under a cession reinsured on a Yearly Renewable Term (YRT) basis, the REINSURER shall pay to the CEDING COMPANY its proportionate share of the gross premium waived on an annual basis. The CEDING COMPANY will continue to pay the reinsurance premiums, including the premium for benefits that remain in effect during disability.

3.      CLAIMS WITHIN CONTESTABLE PERIOD

        When the REINSURER has more at risk than the CEDING COMPANY, or the CEDING COMPANY has kept less than its maximum available retention under this Agreement as shown in Exhibit C, the REINSURER shall be consulted before admission or acknowledgement of the liability is made by the CEDING COMPANY. In each such instance, the CEDING COMPANY shall promptly forward to the REINSURER the notice of claim and all relevant materials pertaining to the claim as they are received. The REINSURER shall review the claim papers, underwriting papers and the CEDING COMPANY's proposed decision on the claim and make a recommendation within fifteen (15) working days from receipt of the request. The consultation shall not impair the CEDING COMPANY's freedom to act upon its proposed decision on the claim, and the CEDING COMPANY shall be solely responsible for the final claims decision.

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4.      LITIGATED CLAIMS

        a. The CEDING COMPANY shall immediately notify the REINSURER in writing of the CEDING COMPANY's intention to contest, compromise or litigate a claim. If the REINSURER agrees, within fifteen
                (15) business days following its receipt of the written notice from the CEDING COMPANY, to participate in the contest, compromise or litigation of the claim, the REINSURER agrees that it will pay its share of any settlement up to the maximum that would have been payable under the specified policy had there been no controversy. The REINSURER shall have the right to utilize legal counsel, accounting experts and such other experts and personnel as the REINSURER in its sole discretion chooses and, under such circumstances, the REINSURER shall not be responsible for the payment of any "unusual expenses" (as defined in paragraph 5 of this Article). However, if the REINSURER does not elect to use counsel or other experts of its choosing, then the REINSURER shall pay its proportionate share of all "usual expenses" and "unusual expenses" (each as defined in paragraph 5 of this Article) of the contest, compromise or litigation.

        b. The REINSURER's failure to notify the CEDING COMPANY of the REINSURER's intent to participate in the contest, compromise or litigation of a claim within the required fifteen (15) day notice period shall be deemed a declination by the REINSURER to participate. The REINSURER shall thereafter discharge all of its liability with respect to any contested, compromised or litigated claim by paying to the CEDING COMPANY the REINSURER's proportionate share of the full amount then current and at risk under the reinsurance cession with respect to such claim. Upon such discharge, the REINSURER shall not be liable for any portion of any usual expenses or unusual expenses incurred with respect to such claim, nor shall the REINSURER share in any reduced settlement thereof.

5.      EXPENSES

        For the purpose of this Article, the term "usual expenses" shall mean fees, charges, costs and expenses of legal and investigative personnel that are incurred in rescinding a policy or litigating a claim. The term "unusual expenses" of the contest shall mean any penalties, attorney's fees and interest imposed automatically by statute against the CEDING COMPANY which arise solely out of any judgement rendered against the CEDING COMPANY in a suit for policy benefits; however, "unusual expenses" shall not include extra-contractual damages (as defined in paragraph 7 of this Article). Notwithstanding the foregoing definitions, the REINSURER shall not be liable for any office expenses and salaries and expenses of employees of the CEDING COMPANY or of any subsidiary or affiliate to the CEDING COMPANY, incurred in connection with the administration of the business reinsured pursuant to this Agreement or the disposition of a claim, loss, or legal proceeding (including investigation, negotiation, legal expenses and court costs).

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6.      MISSTATEMENT OF AGE OR SEX

        If the amount of insurance provided by any policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex which is established after the death of the insured individual, the REINSURER shall share in the increase or reduction in the proportion that the net liability of the REINSURER bears to the total of the net liability of the CEDING COMPANY and the net liability of all reinsurers, including the REINSURER, immediately prior to such increase or reduction. The reinsurance shall be restructured from commencement on the basis of the adjusted amount using premiums and reserves for the correct age or sex. The adjustment for the difference in reinsurance premiums and any associated commissions or allowances, dividends, policy value or reserves shall be made without interest.

7.      EXTRA-CONTRACTUAL DAMAGES

        In no event shall the REINSURER participate in punitive or compensatory damages which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY, its agents or representatives in connection with the insurance reinsured under this Agreement. The REINSURER shall not be liable under this Agreement for any punitive damages (as defined below) or compensatory damages (as defined below) awarded to a claimant or assessed against the CEDING COMPANY unless the REINSURER elected to join in the contest or litigation of the underlying claim and actively directed or participated in the act, error, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the award or assessment of punitive damages and/or compensatory damages. Any resulting punitive damages and/or compensatory damages award or assessment shall be shared by the CEDING COMPANY and the REINSURER in equitable proportions.

        The REINSURER will pay its share of statutory penalties (as defined below) awarded against the CEDING COMPANY in connection with claims covered under this Agreement if the REINSURER elected in writing to join in the contest of the coverage in question.

        For the purposes of this provision, the following definitions shall apply:

        a. "Punitive Damages" are those damages which are awarded as a penalty, the amount of which is not governed, nor fixed, by statute;

        b. "Compensatory Damages" are those amounts which are awarded to compensate for actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

        c. "Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.

ARTICLE XIII - NAIC STATEMENT OF CREDIT

1. The CEDING COMPANY will provide the REINSURER with the appropriate statutory reserve amount for the reinsurance ceded under this Agreement calculated in accordance with the NAIC Valuation of Life Insurance Policies Model Regulation.

2. In the event the REINSURER is not licensed or otherwise accredited or recognized in the CEDING COMPANY'S state of domicile, and where the CEDING COMPANY is licensed to do business, the REINSURER agrees to provide letters of credit or other methods of security which is or are
        (i) authorized by the CEDING COMPANY's state of domicile insurance department, and (ii) mutually acceptable to the CEDING COMPANY and the REINSURER in favor of the CEDING COMPANY for the purpose of offsetting ceded reinsurance policy reserves and outstanding losses.

3. Such letter of credit or other method of security shall be issued in compliance with the statutes and/or policies of the state in which the CEDING COMPANY is domiciled and shall be issued by a national bank located in the United States chosen by the REINSURER.

ARTICLE XIV - ERRORS AND OMISSIONS

1. Errors and omissions on the part of either party shall not invalidate their rights and obligations arising from this Agreement, provided that upon discovery, the other party is immediately notified and such errors or omissions are corrected without delay to restore each party to the position it would have occupied had no such error or omission occurred

2. In the event, however, that a party cannot as a practical matter be restored to the position it would have occupied had no such error or omission occurred, the parties will attempt in good faith to find a resolution to the situation created by the error or omission that is fair and reasonable and most closely approximates the original intent of the parties as evidenced by this Agreement.

3. The REINSURER will not provide reinsurance for policies that do not satisfy the parameters of this Agreement, nor will the REINSURER be responsible for negligent or deliberate acts or for repetitive errors in administration by the CEDING COMPANY. If either party discovers that the CEDING COMPANY has failed to cede reinsurance as provided in this Agreement, or failed to comply its reporting requirements, the REINSURER may require the CEDING COMPANY to audit its records for similar errors and to take the actions necessary to avoid similar errors in the future.

ARTICLE XV - INSPECTION OF RECORDS

The REINSURER shall have the right, at any reasonable time, to inspect all records, books and documents relating to or affecting reinsurance under this Agreement, at the home office of the CEDING COMPANY.

ARTICLE XVI - INSOLVENCY

1. In the event of the insolvency of the CEDING COMPANY, any sums due from the REINSURER under this Agreement shall be payable directly to the CEDING COMPANY's liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the CEDING COMPANY by any court of competent jurisdiction or by any liquidator, receiver, conservator or statutory successor, without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY shall give written notice to the REINSURER of a pending claim against the CEDING COMPANY on a policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceedings. While the claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expenses thus incurred by the REINSURER shall be charged, subject to Court approval, against the CEDING COMPANY as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the CEDING COMPANY as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are involved in the same claim and a majority in interest elect to defend a claim, the expenses will be apportioned in accordance with the terms of the reinsurance Agreement as if the expenses had been incurred by the CEDING COMPANY.

2. If the REINSURER becomes insolvent, it shall immediately notify the CEDING COMPANY and provide any relevant documentation. The CEDING COMPANY shall have the right, at any time during such insolvency, to recapture all reinsurance ceded to the REINSURER subject to a mutually agreed recapture fee.

ARTICLE XVII - OFFSET

The CEDING COMPANY or the REINSURER may offset any balance, whether on account of premiums, commissions, claims or expenses due from one party to the other under this Agreement or under any other agreement entered into between the CEDING COMPANY and the REINSURER.

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ARTICLE XVIII - ARBITRATION

1. If any dispute shall arise between the CEDING COMPANY and the REINSURER, either before or after the termination of this Agreement, with reference to the formation, interpretation, breach or enforcement of this Agreement or the rights of either party with respect to any transaction under this Agreement, the dispute shall be referred to and resolved by three arbitrators as a condition precedent to any right of action arising under this Agreement. The arbitrators shall be active or retired disinterested officers, directors of life insurance or reinsurance companies other than the parties or their affiliates, unless otherwise agreed to by both parties in writing.

2. The party desiring arbitration ("Claimant") shall notify the other party ("Respondent") in writing of the request to arbitrate, specifying the dispute(s) to be arbitrated. An arbitrator shall be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of receipt of written notice from the other party requesting it to do so, the requesting party may choose the second arbitrator. Following selection of the two arbitrators, the parties shall not contact the arbitrators in any fashion concerning the facts or merits of the dispute, unless such contact is joint, except as specified below.

3. In the event the two arbitrators do not agree on the selection of the third arbitrator within thirty (30) days of when the second arbitrator is appointed, or any other period mutually agreed to by the parties in writing, each arbitrator shall name three candidates, of whom the other shall decline two, and the decision shall be made by drawing lots. In the event of the death, disability or incapacity of any arbitrator, a replacement shall be named pursuant to the process which resulted in the selection of the arbitrator to be replaced.

4. Within thirty (30) days following completion of the arbitration panel, or any other time agreed upon by a majority of the arbitrators or mutually agreed upon by the parties, the arbitrators shall select a date for the hearing of the dispute, and the parties shall exchange all documents then reasonably available which they intend to use at the hearing and identify all witnesses they intend to call at the hearing. If a document or witness is not timely disclosed it shall be within the authority of the arbitrators to exclude use of such witness or document from the arbitration proceedings. The Claimant shall file a brief with the arbitrators no later than thirty (30) days prior to the hearing date, the Respondent shall file its brief no later than fifteen (15) days prior to the hearing date, and the Claimant may file a reply brief no later than seven (7) days prior to the hearing date. The parties shall make a good faith effort to agree upon a joint statement of agreed upon facts to be submitted to the arbitration panel on the hearing date.

5. At the hearing, evidence may be introduced without following strict rules of evidence but cross-examination and rebuttal shall be allowed. The arbitrators shall make their decision with regard to the custom and usage of the insurance and reinsurance business at the time of contract, or amendment if the dispute involves an amendment. The panel shall issue its decision in writing within sixty (60) days following the termination of the hearing unless the parties mutually consent to an extension. The majority decision shall be final and binding upon all parties to the proceedings and no appeal shall be taken from it. Judgement may be entered upon the award of the panel in any court having jurisdiction. The jurisdiction of the arbitrators to make or render any decision or award shall be limited by the limits of liability expressly set forth in this Agreement.

6. Each party shall bear its own legal expenses and fees, the fee and expense of the arbitrator it selected, one half of the fee and expenses of the third arbitrator and one half of the other expenses of the arbitration. The arbitration panel, by majority vote, may allocate any or all of the winning party's costs and fees against the losing party.

7. Any such arbitration shall take place in the CEDING COMPANY's state of domicile unless some other location is mutually agreed upon by the parties.

ARTICLE XIX - PARTIES TO AGREEMENT

This is an indemnity reinsurance agreement solely between the CEDING COMPANY and the REINSURER. This Agreement shall be binding upon and shall inure only to the benefit of the CEDING COMPANY, the REINSURER and their respective conservators, liquidators and receivers. The acceptance of reinsurance hereunder shall not create any right or legal relationship whatsoever between the REINSURER and the insured, owner or beneficiary or any other party to or under any policy reinsured hereunder.

ARTICLE XX  - ASSIGNMENT AND TRANSFER

Neither this Agreement nor any reinsurance under this Agreement shall be sold, assigned or transferred by either party without prior written consent of the other party.

ARTICLE XXI - DURATION OF THE AGREEMENT

1. This Agreement is effective on the date set forth on the cover page once it has been executed by both parties and is unlimited in duration. However, it may be cancelled at any time, with respect to new reinsurance, by either party giving ninety (90) days notice of termination in writing to the other. The day the notice is deposited in the mail will be the first day of the ninety (90) day period. During this period the REINSURER shall continue to accept new reinsurance under the terms of this Agreement.

2. Existing reinsurance will remain in force until natural termination or expiry of the policies, unless otherwise mutually agreed.

ARTICLE XXII - MISCELLANEOUS PROVISIONS

1. A waiver by any party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder.

2. This Agreement shall be governed by and construed in accordance with the laws of the CEDING COMPANY's state of domicile, and accepted practices in the reinsurance industry not in conflict with such laws.

3. The titles of the Articles and paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

3. This Agreement is the result of mutual negotiation, compromise and agreement between the CEDING COMPANY and the REINSURER. As such, in the event of any disagreement between the CEDING COMPANY and the REINSURER as to the meaning or intent of any term, condition or provision of this Agreement, ambiguities in this Agreement shall not be construed against or resolved to the detriment of either the CEDING COMPANY or the REINSURER.

ARTICLE XXIII - GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

The REINSURER and all of its representatives and service providers will hold all private, non-public policyholder information furnished by the CEDING COMPANY to the REINSURER for the purpose of providing services under this Agreement in strict confidence. By reference to private, non-public policyholder information, the REINSURER means all policyholder or other consumer financial or health information furnished or obtained by the REINSURER, its representatives or its service providers in order to carry out its duties and obligations under this Agreement. The REINSURER will only use such information for the purpose of performing services under this Agreement. Such information will only be disclosed to a third party for the purpose of carrying out the REINSURER's duties under this Agreement, to retrocessionaires or the REINSURER's service providers, or as required or permitted by law. The REINSURER will take reasonable steps to protect such information from unauthorized or inadvertent disclosure.

ARTICLE XXIV - EXECUTION OF AGREEMENT

In witness of the above, this Agreement has been signed and delivered in duplicate on the dates indicated below.

MONY LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Pamela J. Duffy                          By: /s/ David S. Waldman
    -------------------------------------            ---------------------------
Title: Asst VP                                   Title: Secretary
      -----------------------------------              -------------------------
Date: 1/28/03                                    Date: January 28, 2003
      -----------------------------------              -------------------------

GERLING GLOBAL LIFE REINSURANCE COMPANY

By: /s/ [to come in]                             By: /s/ [to come in]
    -------------------------------------           ----------------------------
Title:  [to come in]                             Title: [to come in]
       ----------------------------------              -------------------------
Date:   [to come in]                             Date: [to come in]
       ----------------------------------             --------------------------

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